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                                                                   Exhibit 10.19


                                    EXECUTIVE

                                    SEVERANCE

                               AND NON-COMPETITION

                                    AGREEMENT


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                                    EXECUTIVE

                     SEVERANCE AND NON-COMPETITION AGREEMENT

         THIS AGREEMENT (the "Agreement"), dated as of November 25, 1996, is by and between AMERICAN RE-INSURANCE COMPANY, a Delaware insurance company (the "Company"), and the executive identified on the signature page hereof (the "Executive").

                                    RECITALS

         A. As of the date hereof, the Company has been acquired by Munchener Ruckversicherungs-Gesellschaft Aktiengesellschaft in Munchen ("Munich Re"). In connection therewith, Munich Re desires that the Company retain and utilize the talented employee and management team of the Company, including Executive, to enhance its growth and profitability.
         B. In connection therewith, Munich Re has directed the establishment of certain salary and benefit programs by and on behalf of the Company to assist in the retention of Executive and, as a further inducement to Executive to remain in the employ of the Company, has proposed that the Company and Executive enter into this Agreement.
         C. Executive acknowledges that, while in the employ of the Company and/or any Affiliate thereof (as defined below), and in order for the Company and/or any Affiliate thereof to operate efficiently and profitably, Executive will be exposed to, and the Company must take reasonable steps to protect, ideas, methods, developments, strategies, business plans and financial and other information of the Company and/or any Affiliate thereof which are confidential and/or


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proprietary in nature and which are of significant value to other persons or entities that operate in the insurance and reinsurance industries.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Executive hereby agree as follows:

     1. Definitions. The following terms shall have the meanings set forth below:

         "Affiliate" shall mean a person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the person specified.

         "Board" shall mean the Board of Directors of the Company.

         "Cause" shall mean that Executive shall have (i) been convicted of a felony, (ii) willfully failed to perform the duties of his/her position, (iii) stolen or embezzled property, or (iv) committed an act of willful misconduct which is damaging or detrimental to the Company and/or any Affiliate thereof.


         Competition" means (i) soliciting reinsurance or retrocession business from any Customer of the Company and/or any affiliate thereof, or (ii) interfering with any contractual relationships between the Company and/or any affiliate thereof, and its Customers.

         "Constructive Discharge" shall be deemed to have occurred if (A) the Company and/or any Affiliate thereof shall have (i) made a material adverse change to Executive's title as set forth on the signature page hereof or substantially reduced Executive's responsibilities, (ii) reduced Executive's annual base salary to an amount that is less than Executive's annual base salary for the 1996 calendar year, or (iii) required, as a condition to continued employment with


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the Company and/or any Affiliate thereof, that Executive be relocated and
Executive shall have elected to terminate such employment in lieu of relocating and (B) Executive shall have within thirty (30) days of such event asserted in writing to the Company and/or any Affiliate thereof that such event has occurred (and specifying same and the basis therefor) and that Executive is terminating employment with the Company and/or any Affiliate thereof by reason thereof; provided that the Company and/or any Affiliate thereof shall have fifteen (15) days from receipt of such written notice from the Executive to cure the event(s) that constituted such Constructive Discharge prior to such termination becoming effective.

         "Customer" shall mean, as of the date of Executive's termination of employment, any insurance or reinsurance company, insurance or reinsurance agent or broker, or other corporation, individual or consultant with which the Company and/or any Affiliate thereof is doing business.

         "Date of Termination" shall mean the date of Termination of Employment.

         "Non-Compete Triggering Event" shall mean a Termination of Employment resulting from either (i) an involuntary termination by the Company for Cause or
(ii) a voluntary termination not resulting from a Constructive Discharge.

         "Severance Benefits" shall mean the benefits set forth in Section 3 of this Agreement.

         "Severance Period" shall mean the two (2) year period following the Date of Termination.

         "Severance Triggering Event" shall mean a Termination of Employment resulting from either (i) an involuntary termination by the Company not for Cause or (ii) a voluntary termination resulting from a Constructive Discharge.


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         "Termination of Employment" shall mean the time when the
employer-employee relationship between Executive and the Company and/or an Affiliate thereof is terminated for any reason, with or without Cause.

     2. Position. Executive hereby agrees to serve in such position as the Board shall at any time designate on an "at-will" employment basis, which position initially shall be as set forth on the signature page hereof; provided, however, that Executive shall not be obligated to accept any position which would constitute a Constructive Discharge. While in the employ of the Company and/or any Affiliate thereof, Executive shall devote best efforts and full business time and attention to the performance of the services customarily incident to such office and to such other services of an executive nature as may be reasonably requested by the Board and senior management.

     3. Salary: Executive's annual base salary shall be such amount as is established from time to time by the Chief Executive Officer or the Board of Directors of the Company; provided, however, that Executive shall not be obligated to accept a reduced base salary that would constitute a Constructive Discharge. Executive shall be eligible to participate in the Company's Annual Incentive Compensation Plan (or any successer plan as may be established from time to time) pursuant to which Executive's bonus, if any, shall be determined by an evaluation of performance against expectations based on the Company's performance versus financial and strategic objectives (it being understood that catastrophic losses and reserve increases shall be excluded in determining financial performance) and the Executive's performance versus personal objectives. Executive shall also be entitled to participate in the Company's Long-Term Incentive Plan (it being understood that catastrophic losses and reserve


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increases will be included in determining financial performance) and any and all other benefit plans generally available to senior officers of the Company.

     4. Severance Benefits. In the event of a Severance Triggering Event occurring at any time on or before December 31, 2001, then, for the Severance Period, the Company shall pay or provide to Executive, and Executive shall be entitled to, the following benefits ("Severance Benefits"):

         (A) continuation of salary at the then current annual rate of pay;

         (B) the amount accrued (whether or not vested) to the Date of Termination under any Long-Term Incentive Plan of the Company in which Executive is then a participant (to be determined and paid at the end of any relevant performance period in which such Date of Termination occurs); and

         (C) all other benefits to which Executive is entitled pursuant to the "Personnel Policy Manual" of the Company and/or any Affiliate thereof in effect as of the date of this Agreement, including without limitation, payments for unused vacation days and benefits from the Company's life, medical and dental insurance plans and pension and savings plans (if and to the extent Executive was participating in such plans upon the Date of Termination), but excluding any severance under the Company's Severance Pay Plan. Upon such payment of cash and other benefits aforesaid, the Company's obligations hereunder shall terminate.


     5. Release. The payment of the Severance Benefits hereunder are conditioned upon and in consideration of Executive's execution of a general release of the Company and its Affiliates from and against any and all claims which Executive has or may have against the Company and its Affiliates and each officer, director or "controlling" person of the Company and/or its Affiliates arising out of or relating to Executive's employment by or termination of employment with the Company and/or any Affiliate thereof or otherwise, such release to be in a


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form reasonably acceptable to the Company; provided, however, that in no event shall Executive be required or deemed to waive, relinquish or release any of its rights under, and the Company shall remain fully obligated in accordance with the terms of, the American Re-Insurance Company Senior Executive Special Deferred Compensation Plan.

     6. No Right of Continued Employment; No Other Liability; Termination for Cause. Nothing in this Agreement shall confer upon Executive any right to continue in the employ of the Company and/or any Affiliate thereof or shall interfere with or restrict in any way the rights of the Company and/or any Affiliate thereof, which are hereby expressly reserved, to discharge Executive at any time for any reason whatsoever, with or without Cause. Executive hereby agrees that Executive's employment with the Company and/or any Affiliate thereof may be terminated, without liability, except as provided in this Agreement and without regard to (A) any general or specific policies (whether written or oral) of the Company and/or any Affiliate thereof relating to the employment or termination of its employees other than as set forth herein, or (B) any statements made to Executive (whether written or oral) pertaining to Executive's relationship with the Company and/or any Affiliate thereof. Executive further agrees that neither the Company nor any of its Affiliates shall have any liability for, and Executive shall not be entitled to, any severance benefits upon the termination of Executive's employment with the Company and/or any Affiliate thereof for Cause.

     7. Covenant Not-to-Compete. In the event of a Non-Compete Triggering Event occurring at any time on or before December 31, 2001, Executive hereby agrees that, for a period of two (2) years following the Date of Termination, Executive will not engage in any activity constituting Competition as defined in this Agreement.


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     8. Covenant of Confidentiality. Executive agrees to keep confidential, and not to disclose to any third party, any ideas, methods, developments, strategies, business plans and financial and other information about the Company, its Affiliates and their employees or clients which is confidential information of the Company and/or any Affiliate thereof. Confidential information shall not include any information that becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by Executive.

     9. Certain Obligations. Upon termination of Executive's employment with the Company and/or any Affiliate thereof, Executive shall be deemed to have resigned from all offices and directorships then held with the Company and/or any Affiliate of the Company.

     10. Assignment; Successors and Assigns. Executive agrees that he will not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, any rights or obligations under this Agreement. Any purported assignment, transfer, or delegation in violation of this Section shall be null and void. Nothing in this Agreement shall prevent the merger or the consolidation of the Company and/or any Affiliate thereof with any other entity, or the sale by the Company and/or any Affiliate thereof of all or substantially all of its properties or assets, or the assignment by the Company and/or any Affiliate thereof of this Agreement and the performance of its obligations hereunder to any successor in interest or any Affiliate. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above.


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     11. Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered in person or by courier, or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date of such receipt), as follows:

                  If to Executive, to the address set forth on the signature page hereof

                  If to the Company:

                  Secretary - American Re-Insurance Company
                  555 College Road East
                  Princeton, NJ 08543

or to such other place and with such other copies as any party may designate as to itself by written notice to the other.

     12. Entire Agreement. The terms and this Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of Executive by the Company and/or any Affiliate thereof and may not be contradicted by evidence of any prior agreement, which such agreement or agreements are expressly superseded and terminated hereby. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

     13. Amendment; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by Executive and by a duly authorized representative of the Company, and approved by the Board. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement; provided, however, that such waiver shall not operate as a waiver of, or estoppel


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with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity.

     14. Limitation of Liability. No representative, stockholder, officer, director, Affiliate, employee or agent of the Company shall be liable for any debt, claim, demand, judgment, decree, liability or obligation of any kind, against or with respect to the Company arising out of action taken or omitted for or on behalf of the Company under or pursuant to this Agreement.

     15. Withholding; Set-off. All amounts payable to Executive under this Agreement shall be subject to applicable withholding of income, wage and other taxes. Executive agrees that the Company and/or any Affiliate thereof shall have the right to set off against the Severance Benefits any amounts that Executive owes the Company and/or any Affiliate thereof at the time of his/her termination of employment with the Company and/or any Affiliate thereof.

     16. Severability; Enforcement. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect. In the event that the provisions of Section 7 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographic area or by reason of its being too extensive in any other respect, it shall be deemed


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amended automatically (without execution of any documentation by the parties hereto) so that it may be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographic area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

     17. Discretion of Board. The Board, in its sole discretion, acting in good faith, shall determine all matters and questions relating to Termination of Employment, including, but not by way of limitation, whether a Termination of Employment was voluntary or involuntary or resulted from a Constructive Discharge or discharge for Cause, and all questions of whether particular leaves of absence constitute Termination of Employment.

     18. Remedies. Executive acknowledges that a breach of this Agreement will cause irreparable damage to the Company, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Executive agrees that, if Executive breaches this Agreement, the Company shall be entitled to specific performance and injunctive relief, without posting bond or other security, in addition to any other remedy which may be available at law or in equity.

     19. Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of the State of New Jersey, without reference to conflicts of law rules thereof.

     20. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.


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         The parties have duly executed this Agreement as of the date first written above.

AMERICAN RE-INSURANCE COMPANY       EXECUTIVE


By:  _________________________      ______________________________
                                          Signature
Name:                               Name:    ________________________
Title:                              Title:   ________________________

                                    1996 Base Salary: ________

                                    Address:
                                    _________________________________
                                    _________________________________
                                    _________________________________


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